Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings

Participating Funds

U.S. Registered Funds (Name of Fund, Aladdin Ticker):
iShares Core U.S. Aggregate Bond ETF (ISHAGG) iShares 10+ Year Credit Bond ETF (ISHLCRD)
Multimanager Core Bond Portfolio (AXA-VIP)
BlackRock Allocation Target Shares: Series C Portfolio (BATSC)
BlackRock Balanced Capital Portfolio (FI) (BCS_F)
BlackRock 2022 Global Income Opportunity Trust (BGIO)
BlackRock Core Bond Portfolio (BR-CORE)
BlackRock Funds, BlackRock Global Long/Short Credit Fund (BR-GC)
BlackRock Credit Strategies Income - Investment Grade (BR-MSBIG)
Strategic Income Opportunities Fund (BR-SIP)
BlackRock Strategic Global Bond Fund, Inc. (BR-WI)
BlackRock Total Return V.I. Fund (Ins - Var Ser) (BVA-BF)
BlackRock Total Return Portfolio (Ins - Series) (BVA-TR)
Brighthouse Funds Trust II - BlackRock Bond Income Portfolio (MET-BI)
Master Total Return Portfolio of Master Bond LLC (MF-BOND)
JNL/BlackRock Global Long Short Credit Fund (SMF_CC-GC)
Advanced Series Trust - AST BlackRock/Loomis Sayles Bond Portfolio (SMF_PRUTR)


The Offering

Key Characteristics (Complete ALL Fields)

Date of
Offering
Commencement:
07-17-2017

Security Type:
BND/CORP


Issuer
JPMorgan Chase & Co. (2038)

Selling
Underwriter
J.P. Morgan Securities LLC

Affiliated
Underwriter(s)

[x] PNC Capital Markets LLC
[ ] Other:

List of
Underwriter(s)

J.P. Morgan Securities LLC, ABN AMRO
Securities (USA) LLC, BBVA Securities
Inc., BMO Capital Markets Corp., BNY
Mellon Capital Markets, LLC, Capital One
Securities, Inc., CIBC World Markets
Corp., Commonwealth Bank of Australia,
Danske Markets Inc, Fifth Third
Securities, Inc., ING Financial Markets
LLC, Mitsubishi UFJ Securities (USA), Inc,
Mizuho Securities USA LLC, PNC Capital
Markets LLC, Rabo Securities USA, Inc.,
RBC Capital Markets, LLC, RBS Securities
Inc., Santander Investment Securities
Inc., Scotia Capital (USA) Inc., SG
Americas Securities, LLC, SMBC Nikko
Securities America, Inc., Standard
Chartered Bank, SunTrust Robinson
Humphrey, Inc., TD Securities (USA) LLC,
UniCredit Capital Markets LLC, Westpac
Capital Markets LLC, Loop Capital Markets
LLC, Multi-Bank Securities, Inc., Samuel
A. Ramirez & Company, Inc., The Williams
Capital Group, L.P.


Transaction Details

Date of Purchase
07-17-2017


Purchase
Price/Share
(per share / %
of par)
$100

Total
Commission,
Spread or
Profit
0.875%


1.	Aggregate Principal Amount Purchased
(a+b)
$500,000,000

a. US Registered Funds
(Appendix attached with individual
Fund/Client purchase)
$191,810,000

b. Other BlackRock Clients
$308,190,000

2.	Aggregate Principal Amount of
Offering
$2,500,000,000

Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25

0.20


Legal Requirements

Offering Type (check ONE)

The securities fall into one of the following transaction types (see Definitions):

[x] U.S. Registered Public Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Rule 144A Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Municipal Securities
[ ] Eligible Foreign Offering [Issuer must have 3 years of continuous operations]
[ ] Government Securities Offering [Issuer must have 3 years of continuous operations]

Timing and Price (check ONE or BOTH)

[x] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)

[x]  YES
[ ]  NO

The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)

[x]  YES
[ ]  NO

No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.




Completed by: Dipankar Banerjee
Date: 07-19-2017
Global Syndicate Team Member




Approved by: Betsy Mathews
Date: 7-21-2017
Global Syndicate Team Member